SECRETARY OF STATE

STATE OF NEVADA

NEVADA STATE BUSINESS LICENSE

AleeanPeace Group Holdings Limited

Nevada Business Identification # NV20181242604
Expiration Date: 04/30/2027

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.
Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.
License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which, by law, cannot be waived.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 07/13/2026.

FRANCISCO V. AGUILAR
Secretary of State

Certificate Number: B202607136820329
You may verify this certificate online at https://www.nvsilverflume.gov/home